                                                                   EXHIBIT 10.25

Business Purpose
Promissory Note

Date:  July 14, 1993          Amount: $720,000.00
Executed at Dayton, Ohio

For value received, receipt of which is hereby acknowledged, the undersigned promises to pay to the order of Bank One, Dayton, NA ("Bank One") at its principal office located at Kettering Tower, Dayton, Ohio 45401 or at such other place as Bank One may designate from time to time, in lawful money of the United States of America, the principal sum of SEVEN HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($720,000.00) or such lesser portion thereof as may have from time to time been disbursed to, or for the benefit of the undersigned, and remaining unpaid pursuant to the books or records of Bank One, together with interest on the unpaid balance of principal advanced from the date(s) of
disbursement until paid in full as set forth below.   Principal sum(s)
disbursed and repaid will not be available for redisbursement.

Rate of Interest and Its Calculation

Beginning on the Date of this Note, the outstanding principal sum shall bear interest at an interest rate per annum equal to three percent (3.00%) plus the Five Year Index (as hereinafter defined), the sum of which as of the Date of this Note is 8.0%.

On each five (5) year anniversary of the Date of this Note (an "Adjustment Date") the interest rate payable shall be changed to an interest rate per annum equal to three percent (3.00%) plus the Five Year Index in effect on the Adjustment Date.

The Five Year Index equals the weekly average yield on United States Treasury Securities adjusted to a constant maturity of five (5) years and is available in Federal Reserve Board Statistical Release H.15(519). The Five Year Index shall be the most recently available as of the Adjustment Date.

If the Five Year Index is no longer published or otherwise made available by the Federal Reserve Board, Bank One shall choose an alternative interest rate
index which is based on comparable information.   Bank One shall promptly
notify the undersigned in writing of such alternative interest rate index.

Interest shall be calculated on a 360 day year basis and shall be calculated by dividing the actual number of days which elapsed during the period interest accrued by a year of 360 days times the interest rate in effect.

After this Note becomes due and payable, whether at maturity, by acceleration or otherwise, the interest rate on the outstanding principal sum and accrued interest will be the rate stated above plus five percent (5%) per annum.

Time and Method of Payment

Commencing on September 1, 1993, and on the first day of each calendar month thereafter until and including the first Adjustment Date, the monthly payments shall be in an amount equal to the amount necessary to amortize the outstanding principal sum and accrued interest thereon at the initial interest rate in 180 equal monthly instalments of principal and interest. Commencing with the payment of principal and interest due on the first day of the month next succeeding each Adjustment Date, the monthly payment shall be adjusted to an amount equal to the amount necessary to amortize the then outstanding principal sum and accrued interest thereon at the adjusted interest rate in equal monthly instalments of principal and interest over a period of months equal to 180 months less the number of months which have expired since the date of this Note. Notwithstanding anything in the foregoing to the contrary, the outstanding principal sum of this Note, together with all accrued and unpaid interest under this Note, shall be due and payable on August 1, 2000 (the "Maturity Date").

Bank One shall have the right to assess a late payment processing fee in the amount of the greater of $50.00 or four percent (4%) of the scheduled payment in the event of a default in payment that remains uncured for a period of at least ten (10) days.

Additional Terms and Conditions of Promissory Note

1. This Note is issued in conjunction with a Business Loan Agreement dated July 14, 1993, to which reference is made, and is supported by other security documents.

2. In the event of a default under this Note as hereinafter defined, Bank One shall have the right, to the extent permitted by law, to setoff against all credits, deposits, accounts, securities or moneys of the undersigned ("Obligor") now or hereafter in the possession or control of Bank One at any time without prior notice to Obligor. All other property or rights belonging to or in which Obligor has any interest, now or hereafter pledged or hypothecated to Bank One ("Collateral") shall be held by Bank One as security for the payment of the Note, and of every other liability now or hereafter existing of Obligor, absolute or contingent, due or to become due, and in whatsoever manner acquired by or accruing to Bank One ("Obligations").

3. At the option of Bank One, all Obligations shall become immediately due and payable without prior notice or demand upon the occurrence of any of the following events of default: (a) failure of Obligor to make payment when due of the principal or interest of this Note and/or any of the Obligations; (b) failure of Obligor to furnish satisfactory collateral or additional collateral, as the case may be, as hereinafter agreed; (c) failure of Obligor to comply with any of the terms and conditions of this Note and/or any of the Obligations contained in any security agreement or instrument securing this Note and/or any of the Obligations; (d) death of Obligor; (e) dissolution of, termination of existence of, insolvency of, business failure of, appointment of a receiver for, or assignment for the benefit of creditors or a commencement of any proceeding under any bankruptcy, reorganization, arrangement or liquidation law by or against Obligor or any property of Obligor; (f) failure of Obligor to pay when due any premium on any policy of life or other insurance pledged hereunder, or held in connection with any Collateral; (g) Bank One deeming itself insecure and in good faith believing that the prospect of payment or performance is impaired; (h) the institution of any garnishment proceedings by attachment, levy or otherwise against any deposit balance or Collateral maintained or deposited with Bank One by Obligor; (i) failure of Obligor to either furnish Bank One within thirty (30) days after written request by Bank One, current financial statements, including income tax returns, in form satisfactory to Bank One or to permit inspection of any of Obligor's books or records; (j) any representation, warranty, statement, report, or application made, or furnished, by Obligor proving to have been false, erroneous or misleading in any material respect at the time of the making thereof; (k) the issuance of any tax levy or lien against Obligor or Obligor's failure to pay, withhold, collect or remit any tax when assessed or due; (l) sale or transfer of Collateral out of Obligor's ordinary course of business; (m) a bulk sale of Obligor's assets; (n) suspension or liquidation of Obligor's business; or the occurrence of an event of default under that certain Business Loan Agreement between the undersigned and. Bank One of even date herewith.

4. No delay or omission on the part of Bank One in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

5. Obligor waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note; and assents to any extension or postponement of the time of payment, modification or waiver of any payment amount or any other indulgence, and/or to the addition or release of any other party or person liable hereon or of any Collateral herefor.

6. This Note shall be governed by and construed in accordance with the laws of the State of Ohio in all respects.

7. Obligor will pay on demand all costs of collection and attorneys' fees incurred or paid by Bank One in enforcing this Note when the same has become due, whether by acceleration or otherwise, if allowable by law.

8. Bank One shall have the right to charge interest on the amount of any interest payment not paid as provided in this Note at the same rate as applicable to the principal sum.

9. Payments shall be allocated between principal, interest and fees, if any, in the discretion of Bank One, and, when applicable, any prepayments will be applied to principal in the inverse order of scheduled maturity. Any prepayments shall be in minimum increments of $5,000.00 and shall be accompanied by prepayment premiums in the amount of (a) five percent (5%) of the outstanding principal balance of this Note immediately prior to such prepayment if made in the first twelve (12) months of the term of this Note, (b) three percent (3%) of the outstanding principal balance of this Note immediately prior to such prepayment if made in the second twelve (12) months of the term of this Note, or
(c) two percent (2%) of the outstanding principal balance of this Note immediately prior to such prepayment if made in the third twelve (12) months of the term of this Note.

10. All rights, powers, privileges and immunities herein granted to Bank One shall extend to its successors and assigns and any other legal holder of this Note. All rights, powers, privileges and immunities of Obligor hereunder may not in any way be assigned, transferred or sold. Bank One at any time is authorized to correct patent errors and fill in any blanks herein.

11. Obligor acknowledges that this Note evidences a loan made primarily for business, commercial or agricultural purposes and not primarily for personal, family or household purposes.

12. When any Obligation becomes due, whether by acceleration or otherwise, and at any time thereafter, Bank One shall have all of the remedies provided in the fixture filing security documents including the remedies of a secured party
under the Uniform Commercial Code.   Unless the Collateral  is perishable or
threatens to decline speedily in value or is of a type customarily sold on a recognized market, Bank One will give the Obligor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition is to be made. The requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the last known address of the Obligor at least ten (10) days before the time of the sale or disposition.

13. When any Obligation becomes due, whether by acceleration or otherwise, and at any time thereafter, Bank One is empowered to collect, sell, assign, transfer, set over and deliver the whole or any part of any Collateral through any stock exchange, broker or agent or at any public or private sale, either for cash or credit or for future delivery, without assumption of credit risk, and at any such sale Bank One may become the purchaser of any part of the Collateral discharged from right of redemption. Upon any such sale, after deducting all costs and expenses of every kind related to retaking, storing and selling the Collateral, the residue of the proceeds thereof may be applied as Bank One may determine toward the payment of any or all of the Obligations, whether due or not, returning the overage, if any, to Obligor and Obligor shall be and remain liable to Bank One for every and any deficiency after application of such proceeds.

14. Right is expressly granted to Bank One at its option to transfer at any time to itself or to its nominee any securities pledged hereunder, to receive and retain the income thereon, all splits, substitutions and divisions, and hold the same as security herefor, or apply it on the principal or interest which has become due on any Obligation, whether by acceleration or otherwise, and, in the case of voting shares or interests pledged, to vote the same when Bank One deems the exercise of such power necessary to maintain or protect such Collateral.

15. When any Obligation becomes due, whether by acceleration or otherwise, and at any time thereafter, Bank One may, at its option, demand, sue for, collect, or make any compromise or settlement it deems desirable with reference to the Collateral. Bank One shall not be bound to take any steps necessary to preserve any rights in the Collateral against prior parties, inasmuch as
Obligor agrees to assume such responsibility.   Bank One shall  have no duty
with respect to collection or protection of the Collateral or of any income on the Collateral as to the preservation of any rights pertaining to the Collateral beyond safe custody.

16. Obligor will deliver to Bank One satisfactory collateral or additional collateral, as the case may be, should Bank One so require.

17. Obligor agrees that Bank One may take possession of any Collateral without prior judicial hearing or process, hereby expressly waives any right to such judicial hearing or process, and hereby assents to any substitution, exchange or release of Collateral.

18. When any Obligation becomes due, by acceleration or otherwise, Bank One shall have the right, without notice to Obligor, any party claiming under Obligor, or any other party, such notice being hereby expressly waived, and without regard to the adequacy of value of the Collateral or the solvency or insolvency of Obligor, to the appointment of a receiver by a court of competent jurisdiction chosen solely by Bank One, upon application at any time, whether prior to or after a judgment has been obtained against Obligor, to take possession of the assets and/or business of Obligor together with its books and records, to maintain or to liquidate said assets and/or business, to collect the proceeds of the Collateral and apply the net proceeds to any Obligation. Obligor consents to jurisdiction and venue for the appointment of such receiver by such court and agrees that any receiver so appointed may take possession of the assets and/or business of the Obligor, together with the Collateral in any other jurisdiction in which the Collateral may be located.

19. Obligor authorizes Bank One to exchange Bank One deposit, credit and borrowing information about Obligor with third parties.

20. Obligor jointly and severally hereby authorizes any attorney at law to appear in an action on this Note at any time after the same becomes due. whether by acceleration or otherwise, in any court of record in or of the State of Ohio, or of elsewhere, and to waive the issuing and service of process against any or all of said parties, enter an appearance and to confess judgment in favor of Bank One against any or all of said parties for the amount that may be due, together with costs of suit, and to release all errors and waive all rights of appeal and stay of execution from the judgment rendered. After the judgment entered against one or more of said parties, the powers herein conferred may be exercised as to one or more of the others. The death of Obligor shall not impair the authority herein granted as to the survivor or survivors of Obligor.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


                                   OIOPT ACQUISITION CORP.

                                   By:
                                       ---------------------------
                                   Its:
                                       ---------------------------